INDEX TO FINANCIAL STATEMENTS

PAGE

SCIENCE & TECHNOLOGY WORLD NETWORK (DALIAN) CO., LTD. AND DALIAN TIANYI CULTURE DEVELOPMENT CO., LTD. COMBINEDFINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-2

COMBINED BALANCE SHEETS AT DECEMBER 31, 2011 AND 2010	F-3

COMBINED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010	F-4

COMBINED STATEMENT OF CHANGES IN OWNERS’ DEFICIT FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010	F-5

COMBINED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010	F-6

NOTES TO COMBINED FINANCIAL STATEMENTS	F-7

SCIENCE AND TECHNOLOGY WORLD WEBSITE MEDIA GROUP CO., LTD. INTERIM CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEET AT JUNE 30, 2012 (UNAUDITED) AND COMBINED BALANCE SHEET AT DECEMBER 31, 2011	F-17

CONSOLIDATED STATEMENT OF LOSS AND COMPREHENSIVE LOSS FOR THE SIX MONTHS ENDED JUNE 30, 2012 AND COMBINED STATEMENT OF LOSS AND COMPREHENSIVE LOSS ENDED JUNE 30, 2011 (UNAUDITED)	F-18

CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30, 2012 AND COMBINED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30, 2011 (UNAUDITED)	F-19

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)	F-20

F-1

Report of Independent Registered Public Accounting Firm

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of

Science & Technology World Network (Dalian) Co., Ltd. and

Dalian Tianyi Culture Development Co., Ltd.

We have audited the accompanying combined balance sheets of Science & Technology World Network (Dalian) Co., Ltd. and Dalian Tianyi Culture Development Co., Ltd. (collectively referred as “the Company”) as of December 31, 2011 and 2010, and the related combined statements of operations and comprehensive loss, changes in owners’ equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2011 and 2010, and the results of its operations, and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying combined financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the combined financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum Bernstein & Pinchuk LLP

New York, NY

November 2, 2012

NEW YORK OFFICE • 7 Penn Plaza • Suite 830 • New York, New York 10001 • Phone 646.442.4845 • Fax 646.349.5200 • Marcumbp.com

F-2

Science & Technology World Network (Dalian) Co., Ltd.
and
Dalian Tianyi Culture Development Co., Ltd.

Combined Balance Sheets

(U.S. Dollars)

	December 31,	December 31,
	2011	2010
Assets
Current assets
Cash and cash equivalents	$250,107	$6,727
Accounts receivable-third party customers	21,996	-
Due from a related party	31,164	756
Taxes receivable	29,431	406
Deferred tax assets	305	76
Prepaid expenses and other current assets	385,445	14,088
Total current assets	718,448	22,053
Property and equipment, net	67,477	72,214
Total assets	$785,925	$94,267

Liabilities and owners’ deficit
Current Liabilities
Advanced from customers	$298,522	$6,806
Deferred revenue	244,094	16,045
Due to related parties	1,147,557	182,855
Accrued expenses and other current liabilities	44,362	28,014
Total liabilities	1,734,535	233,720

Owners’ deficit

Paid-in capital - Science & Technology World Network (Dalian) Co., Ltd	45,374	45,374
Paid-in capital -Dalian Tianyi Culture Development Co., Ltd.	150,735	150,735
Accumulated deficit	(1,118,344)	(328,111)
Accumulated other comprehensive loss	(26,375)	(7,451)
Total owners' deficit	(948,610)	(139,453)
Total liabilities and owners' deficit	$785,925	$94,267

See accompanying notes to the combined financial statements.

F-3

Science & Technology World Network (Dalian) Co., Ltd

and

Dalian Tianyi Culture Development Co., Ltd

Combined Statements of Loss and Comprehensive Loss

For the Years Ended December 31, 2011 and2010

(U.S. Dollars)

	For the Year Ended	For the Year Ended
	December 31,	December 31,
	2011	2010
Revenue
- Third parties	$123,336	$8,792
- Related parties	6,363	-
Cost of revenue
- Third parties	308,145	87,861
- Related parties	15,898	-
Gross loss	(194,344)	(79,069)

Operating expenses:
Research and development expenses	56,807	35,585
Selling and marketing expenses	159,750	54,981
General and administrative expenses	379,590	144,178
Total operating expenses	596,147	234,744
Loss from Operations	(790,491)	(313,813)

Other income	258	553

Loss from operations before income taxes	(790,233)	(313,260)
Provision for income taxes	-	-
Net loss	(790,233)	(313,260)

Other comprehensive loss
Foreign currency translation adjustment	$(18,924)	$(7,902)
Comprehensive loss	$(809,157)	$(321,162)

See accompanying notes to the combined financial statements.

F-4

Science & Technology World Network (Dalian) Co., Ltd

and

Dalian Tianyi Culture Development Co., Ltd

Combined Statement of Changes in Owners' Deficit

For the Years Ended December 31, 2011 and 2010

(U.S. Dollars)

		Accumulated
	Paid-in	Other Comprehensive	Accumulated	Total Owners'
	Capital	Loss	Deficit	Deficit
Balances at January 1, 2010	$14,615	$451	$(14,851)	$215
Increase of paid-in capital – Dalian Tianyi Culture Development Co., Ltd	136,120	-	-	136,120
Increase of paid-in capital – Science & Technology World Network (Dalian) Co., Ltd	45,374	-	-	45,374
Foreign currency translation adjustment	-	(7,902)	-	(7,902)
Net loss	-	-	(313,260)	(313,260)
Balances at December 31, 2010	196,109	(7,451)	(328,111)	(139,453)
Foreign currency translation adjustment	-	(18,924)	-	(18,924)
Net loss	-	-	(790,233)	(790,233)
Balances at December 31, 2011	$196,109	$(26,375)	$(1,118,344)	$(948,610)

See accompanying notes to the combined financial statements.

F-5

Science & Technology World Network (Dalian) Co., Ltd.

and

Dalian Tianyi Culture Development Co., Ltd.

Combined Statements of Cash Flows

For the Years Ended December 31, 2011 and 2010

(U.S. Dollars)

	For the Year Ended	For the Year Ended
	December 31,	December 31,
	2011	2010
Cash Flows From Operating Activities
Net loss	$(790,233)	$(313,260)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	27,528	14,151
Changes in operating assets and liabilities:
Accounts receivable-third party customers	(21,627)	-
Deferred tax assets	(221)	(74)
Prepaid expenses and other current assets	(364,577)	(13,741)
Advance from customers	286,552	6,638
Deferred revenue	223,604	15,649
Taxes receivable	(28,521)	(396)
Accrued expenses and other current liabilities	15,003	27,325
Net cash used in operating activities	(652,492)	(263,708)

Cash Flows From Investing Activities
Cash paid to a related party	(29,868)	(738)
Purchases of property and equipment	(20,114)	(84,587)
Net cash used in investing activities	(49,982)	(85,325)

Cash Flows From Financing Activities
Cash received from related party	941,507	178,351
Capital contributed by owners	-	177,024
Net cash provided by financing activities	941,507	355,375
Effect of exchange rate fluctuation on cash and cash equivalents	4,347	169

Net increase in cash and cash equivalents	243,380	6,511
Cash and cash equivalents, beginning of year	6,727	216
Cash and cash equivalents, end of year	$250,107	$6,727

Supplemental disclosure information:
Cash paid for income tax expense	$221	$74
Cash paid for interest expense	$-	$-

See accompanying notes to the combined financial statements.

F-6

Science & Technology World Network (Dalian) Co., Ltd.

and

Dalian Tianyi Culture Development Co., Ltd.

Notes to Combined Financial Statements

(U.S Dollars unless otherwise noted)

NOTE 1.	DESCRIPTION OF BUSINESS AND ORGANIZATION

Science & Technology Network (Dalian) Co., Ltd.(“Science & Technology (Dalian)”) was established as a limited liability company on August 6, 2010, in Dalian, Liaoning province, China. The registered capital of Science & Technology(Dalian )is RMB 300,000 and is principally engaged in providing internet advertising services and related technical support services to its customers on its portal website www.twwtn.com.The owners (and the ownership percentage) for Science & Technology (Dalian) are Jiang Wei (41.3%), Peng Huian (25.7%), Wang Lijuan (15%), He Zhongmin (6%), Gao Guifen (3%), He Dan (3%), He Yang (3%), An Huilian (2%), and Wang Ying (1%).

Dalian Tianyi Culture Development Co., Ltd.(“Dalian Tianyi”) was established as a limited liability company on December 26, 2007 in Dalian, Liaoning Province, China at the address of Dalian High-Tech industry Torch Road, Hi-Tech Zone, Dalian, China. The original registered capital of Dalian Tianyi was RMB 300,000 and was increased to RMB 1,000,000 on April 20th, 2010. Dalian Tianyi currently owns the right for providing domestic advertising business in China, which includes providing commercial advertising services, financial information consultancy, computer software and hardware development, technology consultancy, computer graph design, and sales of artworks. Under Dalian Tianyi’s Culture Development business certificate, the company can also provide internet service (excluding news report, education, publishing, healthcare, medicine and electronic bulletin board which will need to apply separate authorization). On July 19, 2011, Dalian Tianyi successfully applied its value-added telecommunication operation certificate from Liaoning Province. The authorized period for operating this business is from July 19, 2011 to September 30, 2015. Dalian Tianyi is the website operator and Internet content provider and holds the licenses and permits issued by the telecommunication and broadcast media authorities as well as other ancillary licenses and permits to conduct the online advertising, video operations. The owners (and the ownership percentage) for Dalian Tainyi are Jiang Wei (41.3%), Peng Huian (25.7%), Wang Lijuan (15%), He Zhongmin (6%), Gao Guifen (3%), He Dan (3%), He Yang (3%), An Huilian(2%), and Wang Ying (1%).

Science & technology (Dalian) and Dalian Tianyi are collectively referred as “the Company”, “we”, “us”, “our” for the purposes of these notes.

NOTE2.	SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES

a.	Basis of preparation

These combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

b.	Principles of combination

The combined financial statements include the financial statements of Science & Technology (Dalian) and Dalian Tianyi. From January 1, 2010 through December 31, 2011. The financial statements are under combined basis because Science & technology (Dalian) and Dalian Tianyi were under the same management team and the same shareholders. All intercompany balances and transactions between these two companies have been eliminated upon combination.

c.	Use of estimates

The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ from those estimates. Significant items subject to such estimates and assumptions include valuation allowances for receivables and recoverability of carrying amount and the estimated useful lives of long-lived assets.

F-7

d.	Cash and cash equivalents

Cash and cash equivalents representcash on hand, cash on deposit with various financial institutions in the People’s Republic of China (“PRC”) and all highly-liquid investments with original maturities of three months or less at the time of purchase. Cash accounts are not insured or otherwise protected. Should any bank or trust company holding cash deposits become insolvent, or if the Company is otherwise unable to withdraw funds, the Company would lose the cash on deposits with that particular bank or other financial institutions.

e.	Accounts Receivable

Accounts receivable are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible accounts as needed. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on aging data, historical collection experience, customer specific facts and economic conditions. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  The Company did not have any off-balance-sheet credit exposure relating to its customers, suppliers or others. As of December 31, 2011 and 2010, management has determined that no allowance for doubtful accounts is required.

f.	Property and equipment

Property and equipment mainly comprise computer equipment, hardware and office furniture. Property and equipment are recorded at cost less accumulated depreciation with no residual value. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets:

Office and other equipment	5 years
Computers	3 years

Depreciation expense is included in selling and marketing expenses and general and administrative expenses.

When office equipment and electronic devices are retired or otherwise disposed of, resulting gain or loss is included in net income or loss in the year of disposition for the difference between the net book value and proceeds received thereon.  Maintenance and repairs which do not improve or extend the expected useful lives of the assets are charged to expenses as incurred.

g.	Impairment of long-lived assets

In accordance with ASC 360, “Property, Plant and Equipment”, Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of the asset to the estimated undiscounted future cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount of the asset and its fair value. No impairment was recorded as at December 31, 2011 and 2010.

h.	Revenue recognition

The Company recognizes revenue in accordance with ASC 605, Revenue Recognition. Revenues are recognized when the four of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the service has been rendered, (iii) the fees are fixed or determinable, and (iv)collectability is reasonably assured. The recognition of revenue involves certain management judgments. The amount and timing of our revenues could be materially different for any period if management made different judgments or utilized different estimates.

Online Membership Revenue

Online membership revenue includes revenue from members for brand advertising services as well as others services.

The Company uses arrangements with nonrefundable up-front fees model (“the Model”) to recognize revenue for the online membership business. We apply the Model, where a contract is signed to establish a fixed price for our services to be provided for a period of time as a membership enrollment, for a majority of our online membership revenue. Revenue is recognized ratably over the membership periods on a straight line basis, unless evidence suggests that the revenue is earned or obligations are fulfilled in a different pattern, over the contractual term of the arrangement or the expected period during which those specified services will be performed, whichever is longer. We provide advertisement placements to our advertising customers on our different website channels and in different formats, which include, banners, links, logos, buttons, rich media, pre-roll and post-roll video screens, pause video screens and content integration, as specified in the contracts with the members. The members can choose various on line services from the membership contracts based on their yearly membership.

F-8

For online membership revenue recognition, prior to entering into contracts, we make a credit assessment of the customer to assess the collectability of the contract. For those contracts for which the collectability is determined to be reasonably assured, we recognize revenue when all revenue recognition criteria are met. For those contracts for which the collectability is determined not to be reasonably assured, we recognize revenue only when the cash was received and all other revenue recognition criteria are met.

Others Revenues

Other revenues are primarily generated from online advertisement planning services which introduce our customer’s profile, product, and awareness promotion for their executive officers to build a better brand name for non-member companies. We follows the guidance of the Securities and Exchange Commission’s FASB Accounting Standards Codification No. 605 for revenue recognition for others revenues. The Company recognize others revenue when they are realized or realizable and earned. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement that the services have been rendered to the customer, the sales price is fixed or determinable, the services are rendered and collectability is reasonably assured.

i.	Income taxes

The Company follows ASC 740, Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. The Company records a valuation allowances to offset deferred tax assets,if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized.

The Company adopted ASC 740-10-25, which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax position. The Company must recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution. Our estimated liability for unrecognized tax benefits, may be affected by changing interpretations of laws, rulings by tax authorities, changes and/or developments with respect to tax audits, and expiration of the statute of limitations. The outcome for a particular audit cannot be determined with certainty prior to the conclusion of the audit and, in some cases, appeal or litigation process. The actual benefits ultimately realized may differ from our estimates. As each audit is concluded, adjustments, if any, are recorded in our financial statements. Additionally, in future periods, changes in facts, circumstances, and new information may require us to adjust the recognition and measurement estimates with regard to individual tax positions. Changes in recognition and measurement estimates are recognized in the period in which the changes occur. The Company has elected to classify interest and penalties related to an uncertain tax position, if and when required, as part of income tax expense in the consolidated statements of operations. The Company did not recognize any additional liabilities for uncertain tax positions as a result of the implementation of ASC 740-10-25.

j	Related parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

k.	Foreign currency transactions and translations

An entity’s functional currency is the currency of the primary economic environment in which it operates, normally that is the currency of the environment in which the entity primarily generates and expends cash. Management’s judgment is essential to determine the functional currency by assessing various indicators, such as cash flows, sales price and market, expenses, financing and inter-company transactions and arrangements.  The functional currency of the Company is the Renminbi (“RMB’), and PRC is the primary economic environment in which the Company operates. The reporting currency of these combined financial statements is the United States dollar (“US Dollars” or “$”).

F-9

For financial reporting purposes, the financial statements of the, which are prepared using the RMB, are translated into the Company’s reporting currency, the United States Dollar. Assets and liabilities are translated using the exchange rate at each balance sheet date.  Revenue and expenses are translated using average rates prevailing during each reporting period, and shareholders' equity is translated at historical exchange rates. Adjustments resulting from the translation are recorded as a separate component of accumulated other comprehensive loss in owners’ equity.

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transactions.  The resulting exchange differences are included in the determination of net loss of the combined financial statements for the respective periods.

The exchange rates used for foreign currency translation were as follows (US Dollars $1 = RMB):

	Period End	Average
12/31/2011	6.3647	6.4735
06/30/2011	6.4640	6.5482
12/31/2010	6.6118	6.7788
12/31/2009	6.8372	6.8212

No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

Translations adjustments resulting from this process are included in accumulated other comprehensive loss in the owners’ deficit were $18,924 and $7,902 as of December 31, 2011 and 2010, respectively.

l.	Fair Value Measurements

The Company applies the provisions of ASC Subtopic 820-10, Fair Value Measurements, for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements.  ASC 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes three levels of inputs that may be used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
•	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.
•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

There were no transfers between level 1, level 2 or level 3 measurements for the years ended December 31, 2011 and 2010.

As of December 31, 2011 and 2010, none of the Company’s nonfinancial assets or liabilities was measured at fair value on a nonrecurring basis.

The carrying values of the Company’s financial assets and liabilities, including accounts receivables, other current assets, and accrued expenses and other current liabilities, are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their stated interest rate approximates current rates available.

F-10

m.	Recently adopted accounting pronouncements

In June 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income. This guidance improves the comparability, consistency and transparency of financial reporting and increases the prominence of items reported in other comprehensive income. The guidance provided by this update becomes effective for annual periods beginning on or after December 15, 2011. For nonpublic entities, the ASU is effective for fiscal years ending after December 15, 2012, and interim and annual periods thereafter. The adoption of this standard is not expected to have a material impact on the Company’s financial position and results of operations.

No other recently issued accounting standards are expected to have a material effect on the financial position, results of operations or cash flows of the Company.

NOTE 3.GOING CONCERN AND LIQUIDITY

The accompanying combined financial statements have been prepared assuming that the Company will continue as a going concern. The Company currently has limited revenue and has cumulative net losses of $1,118,344 from December 26, 2007 (inception of Dalian Tianyi) through December 31, 2011.These conditions raise substantial doubt about the Company’s ability to continue as a going concern. As of December 31, 2011, Mr. Jiang Wei, the shareholder of the Company loaned an aggregated amount of $1,067,742 to the Company for its operation. There can be no assurance that the Company will be able to obtain additional debt or equity financing on terms acceptable to it, or if at all. Management plans to fund continuing operations through new financing from related parties and equity financing arrangements. The Company’s continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required until it can generate sources of recurring revenues and to ultimately attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4.SIGNIFICANT RISKS

Policy risk

Internet Industry

Internet content providers (ICP) are under strict supervision, and are not opened up to foreign merchants temporarily. According to the Catalogue of Industries for Guiding Foreign Investment (2011 Revision) (the “Catalogue”), there are four kinds of industries which are encouraged, permitted, restricted and prohibited for foreign investment. The primary business of Dalian Tianyi and Science & Technology World Network (Dalian) are within the category in which foreign investment is currently restricted.

Revenue risk

According to the Company’s understanding of the internet industry, there is periodicity in this industry, especially periodicity for development of the internet. As we can see from with emergence and application of new technology, existing technology and mode may change.

In accordance to the related Advertisement Law of PRC, the Company, as a publisher of advertisement has the obligation to check relevant documents and verify the content of the advertisement. However, even the Company checked all required documents according to the law and made judgments based on its best knowledge, the Company is still not able to fully detect the facts when its customers made dishonest statements about the contents of the advertisement published or going to be published by the Company and there is no mandatory requirement that the Company shall be responsible for the customer’s business activities.  Under this circumstance, although the Company has fully fulfilled the obligations required by the law, the Company may still be censured by the public who do not have the full knowledge of the situation for involving in “falsely advertising to deceive or mislead consumers”. This will cause a negative impact on the Company’s reputation and may lead negative impact on the Company’s performance.

Technical and Safety risk

Prevention of stealing for core technology: The Company applied for protection of property rights to protect its technology to the extent possible.

F-11

Safety of the internet: The internet is always attacked by hackers. The Company takes many measures to prevent its internet system from being intruded.

Besides prevention in technology, investment in equipment is also necessary. A perfect safety system and backup system can prevent safety risk in operation. Of course the possibility of invasion of virus always exists. The Company pays great attention to prevent it.

Internet electronic business system: self-help terminal for internet business operation is convenient for customers. At the same time, lawbreakers may intrude into bank business systems or steal customer information. The Company takes measures to avoid technical leaks, so to promote safe operation of the system.

Credit risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash, cash equivalents, and accounts receivables. The Company places its cash and cash equivalents with financial institutions, which management believes are of high-credit ratings and quality.

The Company conducts credit evaluations of customers and generally does not require collateral or other security from its customers. The Company establishes an allowance for doubtful accounts primarily based upon the age of the receivables and factors surrounding the credit risk of specific customers.

NOTE 5.	PREPAID EXPENSES AND OTHER CURRENT ASSETS

At December 31, 2011 and 2010, prepayment and other current assets consist of:

	December 31,	December 31,
	2011	2010

Prepaid rental, phone and to other vendors	$12,536	$4,758
Prepayment to advertisement and internet resources providers	330,730	-
Other current assets	42,179	9,330
	$385,445	$14,088

Prepayment to advertisement and internet resources providers consists of the deposits required by and made to the telecommunication platform operators for using their network services.

NOTE6.	PROPERTY AND EQUIPMENT

Property and equipment consists of network equipment and servers used for hosting Company’s website, and furniture, equipment and computers used in the office.

Property and equipment consists of the following:

	December 31,	December 31,
	2011	2010
Office and other equipment	41,604	31,680
Computers	25,873	40,534
Total	$67,477	$72,214

Depreciation expense for the years ended December 31, 2011 and 2010 was $27,528 and $14,151respectively.

NOTE 7.	RELATED PARTY TRANSACTIONS

At December 31, 2011 and 2010, the Company had a balance due to Mr. Jiang Wei, the majority shareholder and Chairman, of $1,067,742 and $106,023, respectively, for advances made to fund operations. This payable is due on demand, is non-interest bearing and has no maturity date.

F-12

At December 31, 2011 and 2010, the Company had a balance due to Dalian Xie He Si Decoration Co., Ltd, a related company owned by Chairman, of $79,815 and $76,832, respectively, for advances made to fund operations. This payable is due on demand, is non-interest bearing and has no maturity date.

At December 31, 2011 and 2010, the Company had a balance due from Mr. Peng Huian, the CEO, of $31,164 and $756 for Mr. Peng Huian to purchase materials and tools on behalf of Science & Technology, which has been totally cleared by the end of June 30, 2012.

NOTE 8.	ADVANCED FROM CUSTOMERS AND DEFERRED REVENUE

Advanced from customers were the pre-payments received from customers but the services have yet provided. Deferred revenue was the portion of contractual amount not being recognized as revenue for our membership services which revenue is ratably recognized over the membership period.

NOTE 9.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following:

	December 31,	December 31,
	2011	2010
Payroll Payable	$21,186	$25,201
Other payable	23,176	2,813
Total	$44,362	$28,014

NOTE 10.	TAXATION

A)	Income Tax

Science & Technology(Dalian) and Dalian Tianyi are established in Dalian, Province, PRC, and governed by the Income Tax Law of the PRC concerning privately-held enterprises, which are generally subject to tax at a statutory rate of 25% on income reported in the statutory financial statements after appropriate tax adjustments in 2011 and 2010.

The Company has deferred taxes as the Company has prepaid enterprise income tax caused by the timing difference between accounting basis and tax basis and the Company has tax losses in both 2011 and 2010.

The effective tax rate for the Company for the year ended December 31, 2011 and 2010was 25% for all periods.

A reconciliation between the income tax computed at the U.S. statutory rate and the Company’s provision for income tax is as follows:

	December 31,	December 31,
	2011	2010

PRC statutory tax rate	25%	25%
Taxable losses	$790,233	$313,260
Computed expected income tax benefit	197,558	78,315
Reconciliation items:
Non-deductible expenses/(non-taxable income)	65	138
Temporary difference on revenue recognition	305	76
Changes in valuation allowance	(197,623)	(78,453)
Net deferred tax assets	$305	$76

F-13

Realization of the net deferred tax assets is dependent on factors including future reversals of existing taxable temporary differences and adequate future taxable income, exclusive of reversing deductible temporary differences and tax loss or credit carry forwards. The Company evaluates the potential realization of deferred tax assets on an entity-by-entity basis. As of December 31, 2011 and 2010, valuation allowances were provided against deferred tax assets in entities where it was determined it was more likely than not that the benefits of the deferred tax assets will not be realized. The Company had deferred tax assets of approximately $197,623 and $78,453 as of December 31, 2011 and December 31, 2010 which consisted of tax loss carry-forwards of $790,491 and $313,813, respectively, as of December 31, 2011and December 31, 2010,which can be carried forward to offset future taxable income. The management determines it is more likely than not that these deferred tax assets could not be recognized, so full allowances were provided as of December 31, 2011 and 2010.. The deferred tax assets arising from net operating losses will expire from 2013 if not utilized.

B)	Business Tax and relevant surcharge

Revenue of our membership and advertising planning services are subject to 5.5% business tax and 0.6% total surcharge of the gross service income. Business tax charged was included in cost of sales.

At December 31, 2011 and 2010 taxes receivable consists of:

	December 31,	December 31,
	2011	2010

Business tax receivable	$30,564	$20
Other surcharge payable	(1,133)	386
Tax Receivable	$29,431	$406

NOTE 11.	OWNERS’ DEFICIT

Total capital invested in Dalian Tianyi was $14,615as of December 31, 2009. During year 2010, additional capital of $136,120 and $45,374were invested Dalian Tianyi and Science & Technology (Dalian), respectively, to fulfill statutory investment requirements of $150,735 and $45,374.

As stipulated by the laws and regulations for enterprises operating in PRC, the Company is required to make annual appropriations to a statutory surplus reserve fund. Specifically, the Company is required to allocate 10% of their profits after taxes, as determined in accordance with the PRC accounting standards applicable to the subsidiaries of the Company, to a statutory surplus reserve until such reserve reaches 50% of the registered capital of the subsidiaries of the Company. The Company can use the statutory surplus reserve to offset deficits, expand its plant or increase capital when and only when the reserve balance exceeds 50% of the registered capital, and the amount capitalized should be limited to 50% of the statutory surplus reserve. The Company is not yet subject to the requirement to appropriate statutory reserves as they have not produced a profit to date.

NOTE 12.SUBSEQUENT EVENTS

On January 20, 2012, Science & Technology World Website Hong Kong Media Holding Co., Ltd. (“HK Science and Technology”) established Science & Technology World Website Trade (Dalian) Co., Ltd. (the “WFOE” or “Science & Technology Trading”)) in the PRC. Its purposes are, among others, a platform for online B2B service.

Science & Technology World Website Media Group Co., Ltd. (“Science & Technology Media”) and the WFOE are considered foreign investor and foreign invested enterprise respectively under PRC law. As a result, Science & Technology Media and the WFOE are subject to limitations under PRC law on foreign ownership of Chinese companies. According to the Catalogue of Industries for Guiding Foreign Investment (2011 Revision) (the “Catalogue”), there are four kinds of industries which are encouraged, permitted, restricted and prohibited for foreign investment. The primary business of Dalian Tianyi and Science & Technology (Dalian) are within the category in which foreign investment is currently restricted.

On January 21, 2012, Science & Technology Trade (Dalian) Co., Ltd (the “WFOE”) respectively entered into a series of agreements with Dalian Tianyi, Science & Technology (Dalian) and their respective shareholders (“Contractual Arrangements”). The relationship with Dalian Tianyi, Science & Technology (Dalian) and their respective shareholders are governed by the Contractual Arrangements. The Contractual Arrangements is comprised of a series of agreements, including Exclusive Technical Consulting Service Agreements and Operating Agreements, through which WFOE has the right to advise, consult, manage and operate Dalian Tianyi and Science & Technology (Dalian), and collect 85% of their respective net profits. In order to further reinforce the WFOE’s rights to control and operate Dalian Tianyi and Science & Technology (Dalian), the shareholders of Dalian Tianyi and Science & Technology (Dalian) have granted WFOE, under the Exclusive Equity Interest Purchase Agreement, the exclusive right and option to acquire all of their equity interests respectively in Dalian Tianyi and Science & Technology (Dalian). Furthermore, the shareholders of Dalian Tianyi and Science & Technology (Dalian) is under the procedure of pledging all of their equity interests respectively in Dalian Tianyi and Science & Technology (Dalian) to WFOE under the Exclusive Equity Interest Pledge Agreement, and through the Exclusive Equity Interest Pledge Agreement, WFOE can collect the remaining 15% of Dalian Tianyi and Science & Technology (Dalian)’s respective net profits.

F-14

According to the Power of Attorney executed by the shareholders of Dalian Tianyi and Science & Technology (Dalian), they exclusively authorized WFOE to perform and exercise any and all of the shareholder’s rights in Tianyi and Science & Technology (Dalian).

As a result of the Contractual Arrangements, under U.S. GAAP, Science & Technology Media is considered the primary beneficiary of Dalian Tianyi and Science & Technology (Dalian) and thus consolidates their results in its consolidated financial statements.

Merger with Metha Energy Solutions,Inc.

On October 29, 2012, Science & Technology World Website Media Group Co., Ltd. (“Science & Technology Media”) entered into a Share Exchange Agreement by and among (i) Science & Technology World Website Media Holding Co., Ltd (“Science & Technology Holding”), (ii) the principal shareholders of Metha Energy Solutions, Inc (“Metha Energy Solutions”) (iii) Metha Energy Solutions, Inc and (iv) the shareholders of Science &Technology Holding.

The acquisition is being accounted for as a “reverse merger,” and Science & Technology Media is deemed to be the accounting acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the acquisition will be those of Science &Technology Media and its wholly owned subsidiaries and VIEs, and will be recorded at the historical cost, and the consolidated financial statements after completion of the acquisition will include the assets, liabilities and operation of Metha Energy Solutions, Science & Technology Media and its wholly owned subsidiaries and VIEs from the closing date of the acquisition. As a result of the issuance of the shares of common stock pursuant to the Exchange Agreement, a change in control of occurred as a result of the acquisition.

In connection with the closing of the Exchange Agreement, Mr. Toft ApS, Metha Energy Solutions’ principal shareholder, agreed to cancel his 10,000,000 shares of the common stock that they owned in Metha Energy Solutions and to issue 50,000,000 shares to shareholders of Science & Technology Holding, who acquired a majority interest in Metha Energy Solutions in October 2012 for the purpose of the reverse acquisition of Science & Technology Media. Additionally, the existing officers and directors from Metha Energy Solutions resigned from its board of directors and all officer positions effective immediately after the closing of the reverse merger. Accordingly, Metha Energy Solutions appointed Mr. Jiang Wei, the former major shareholder of Science & Technology Holding as the Chairman of the Board and Chief Executive Officer.

Metha Energy Solutions’ directors approved the Exchange Agreement and the transactions contemplated thereby. Simultaneously, the directors of Science & Technology Media also approved the Exchange Agreement and the transactions contemplated thereby.

Prior to the Exchange Agreement, Metha Energy Solutions operated in the energy solution industry in New York City. Metha Energy Solutions was formed as a corporation pursuant to the laws of the State of Delaware on April 18, 2008.

As a result of the Exchange Agreement, Metha Energy Solutions acquired 100% of the processing and production operations of Science & Technology Media and its subsidiaries, the business and operations of which now constitutes its primary business and operations.   Specifically, as a result of the Exchange Agreement on October 29, 2012:

☐	Metha Energy Solutions acquired and now owns 100% of the issued and outstanding shares of capital stock of Science &Technology Media, a British Virgin Islands holding company which controls Dalian Tianyi, Science &Technology (Dalian) and their telecommunications business;

☐	Metha Energy Solutions issued 50,000,000 shares of common stock to the shareholders of Science & Technology Media shareholders; and

☐	Science & Technology Media were issued common stock of Metha Energy Solutions constituting approximately 95.02% of the fully diluted outstanding shares.

As a result of Metha Energy Solutions’ reverse acquisition of Science & Technology Media, Metha Energy Solutions has assumed the business and operations of Science & Technology Media with its principal activities engaged in the internet service business in the city of Dalian, Province of the People’s Republic of China.

F-15

Metha Energy Solutions’ corporate structure after the reorganization is set forth below:

F-16